                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equity Office Properties Trust for the registration of common shares of beneficial interest related to the Dividend Reinvestment and Share Purchase Plan and to the incorporation by reference of our reports indicated below with respect to the financial statements indicated below included in Equity Office Properties Trust's filings as indicated below, filed with the Securities and Exchange Commission.


                    FINANCIAL STATEMENTS                                DATE OF AUDITORS' REPORT
                    --------------------                                ------------------------
Consolidated financial statements and schedule                          February 9, 1999, except for
of Equity Office Properties Trust included in its                       Note 23, as to which the date
Annual Report (Form 10-K) for the year ended December 31, 1998 . . .    is February 16, 1999

The following reports are included in the Current Report of Equity Office Properties Trust on Form 8-K dated January 7, 1999:

Statement of Revenue and Certain Expenses of Park
Avenue Tower for the year ended December 31, 1997. . . . . . . . . .    July 3, 1998

Combined Statement of Revenue and Certain
Expenses of Worldwide Plaza for the year ended
December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . . . .    October 2, 1998


                                           ERNST & YOUNG LLP

Chicago, Illinois
June 21, 1999